Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Golden Health Holdings, Inc. (the “Company”) on Form 10-KSB for the period ended September 30, 2005 filed with the Securities and Exchange Commission (the “Report”), we, Hoi-ho Kiu, Chief Executive Officer of the Company, and Maggie Kwok, Chief Financial Officer of the Company, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

/s/ Hoi-ho Kiu
Hoi-ho Kiu Chief Executive Officer September 25, 2006

/s/ Maggie Kwok
Maggie Kwok Chief Financial Officer September 25, 2006